    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                               EXIDE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                DELAWARE                               23-0552730
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                           1400 NORTH WOODWARD AVENUE
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                 (810) 258-0080
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               BERNARD F. STEWART
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               EXIDE CORPORATION
                           1400 NORTH WOODWARD AVENUE
               BLOOMFIELD HILLS, MICHIGAN 48304   (810) 258-0080
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                               CARTER W. EMERSON
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                    CHICAGO, ILLINOIS 60601   (312) 861-2052

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                             PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT          MAXIMUM            MAXIMUM       AMOUNT OF
    SECURITIES TO BE         TO BE          AGGREGATE          AGGREGATE     REGISTRATION
       REGISTERED          REGISTERED   PRICE PER SHARE(1) OFFERING PRICE(1)     FEE
- -----------------------------------------------------------------------------------------
Common Stock, $.01 par
value..................  593,210 shares       $50.56        $29,992,697.60    $10,342.31

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange as reported in the consolidated reporting system as of August 28, 1995.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 PRELIMINARY PROSPECTUS, DATED AUGUST 31, 1995
                             SUBJECT TO COMPLETION

                                 593,210 SHARES

                               EXIDE CORPORATION

                                  COMMON STOCK
                                ($.01 PAR VALUE)

  This Prospectus covers the sale from time to time of 593,210 issued and outstanding shares (the "Shares") of Common Stock, $.01 par value, of Exide Corporation (the "Company" or "Exide") by Heller Financial, Inc. (the "Selling Stockholder"). See "Selling Stockholder." The Company will not receive any proceeds from the sale of the Shares.

  The Selling Stockholder has advised the Company that the Shares may be sold by the Selling Stockholder in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market of such Exchange, in separately negotiated transactions or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholder or to dealers for resale by such dealers; and that in connection with such sales such brokers and dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. See "Plan of Distribution."

  The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement under which the Prospectus is filed. The expenses so payable by the Company are estimated to be approximately $45,342.31.

  The Common Stock of the Company is listed on the New York Stock Exchange under the symbol EX. On August 28, 1995, the last reported sales price of the Common Stock on the New York Stock Exchange was $50.50 per share.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                     The date of this Prospectus is , 1995

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act covering the sale of the Shares by the Selling Stockholder from time to time. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement, as well as such reports and other information filed by the Company pursuant to the Exchange Act, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the Common Stock of the Company is traded.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-11263) are incorporated herein by reference:

    (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, as amended by the Company's Annual Report on Form 10-K/A filed on July 21, 1995;

    (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1995 filed on August 16, 1995, the Company's Current Report on Form 8-K filed on August 29, 1995, the Company's Current Report on Form 8-K filed on June 2, 1995, as amended by the Company's Current Report on Form 8-K/A filed on July 31, 1995, and the Company's Current Report on Form 8-K filed on November 1, 1994, as amended by the Company's Current Report on Form 8-K/A filed on December 9, 1994; and

    (iii) the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-56581) filed on November 23, 1994.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the sale of the shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Bernard F. Stewart, Executive Vice President and General Counsel, Exide Corporation, 1400 North Woodward Avenue, Bloomfield Hills, Michigan, 48304, telephone (810) 258-0080.

                                  THE COMPANY

  The Company is the leading manufacturer and marketer of starting, lighting and ignition ("SLI") batteries in the world. Through its acquisitions of B.I.G. Batteries Group Limited, Sociedad Espanola del Acumulador Tudor, S.A. ("Tudor") and Compagnie Europenne d'Accumulateurs S.A. ("CEAC"), as well as its assumption of the customers of Gemala Battery Company Limited ("Gemala Battery"), the Company has become Europe's largest producer and marketer of SLI batteries and industrial batteries.

NORTH AMERICA

  The Company and its affiliates have a unit market share in SLI batteries of approximately 39% in the United States and Canada, based on information provided by an industry trade association. The Company believes that it is the lowest cost major producer in its North American markets. In April 1994, Sears, Roebuck & Co., one of the largest retailers of SLI batteries in the United States, selected the Company as the primary supplier of its batteries, including the Die Hard(R) brand. Exide is the leading supplier for 17 of the 20 largest battery retailers in the United States, including NAPA Distribution Centers, Kmart Corp., Northern Automotive Corporation, Montgomery Ward & Co. and The Pep Boys-Manny, Moe & Jack and operates 18 manufacturing facilities in the United States and Canada. The Company also produces SLI batteries for the original equipment manufacturing ("OEM") market in North America, principally for Chrysler Corporation for whom it is the primary supplier. Other products manufactured by Exide include batteries for trucks, farm and other off-road vehicles, boats, garden tractors and golf carts, battery chargers and accessories, wheel weights and remanufactured starters and alternators.

  On a pro forma basis for the fiscal year ended March 31, 1995, Exide's North American operations would have accounted for approximately 39.2% of the combined net sales of such operations and those of the European businesses it has acquired.

EUROPEAN OPERATIONS

  Exide has major SLI battery and industrial battery market presences in many Western European countries.

  Exide's European operations had combined pro forma net sales of $1,395.0 million for the fiscal year ended March 31, 1995, of which approximately 53% were of automotive batteries, 41% were of industrial batteries and 6% were of other products. Exide also produces SLI batteries for the European OEM market and is one of the major suppliers to Fiat S.p.A., the Volkswagen group (Volkswagen AG/AUDI AG/Seat/Skoda Automobilova AS), the PSA group (Peugeot S.A./Citroen), the Renault group and Volvo. By assuming the customers of Gemala Battery, the Company became a supplier to Ford Motor Co. in Europe. The Company currently operates 32 lead acid battery manufacturing plants, including the temporary operation of Gemala Battery's plant, in France, Italy, Spain, Portugal, Germany, the United Kingdom and elsewhere in Europe, as well as three secondary lead smelters. In fiscal 1995, Exide's pro forma European operations produced over 20.0 million automotive batteries. Exide's European operations also manufacture or market other products, including battery chargers and accessories, wheel weights, plastic components, NiCd batteries and dry cell batteries.

  On a pro forma basis for the fiscal year ended March 31, 1995, Exide's European operations would have represented approximately 60.8% of the combined total of such revenues and those of Exide's North American operations.

                               ----------------

  The Company is a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888 by Thomas A. Edison. The principal executive offices of the Company are located at 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone number (810) 258-0080.

                              SELLING STOCKHOLDER

  The Shares were issued and delivered to the Selling Stockholder, in connection with the acquisition of certain debt obligations of Schuylkill Holdings, Inc., pursuant to a Purchase Agreement, dated as of August 9, 1995, by and between the Company and the Selling Stockholder (the "Purchase Agreement"). See "Plan of Distribution."

  The Selling Stockholder has not had any material relationship with the Company within the past three years, other than as an owner of the Company's Common Stock issued pursuant to the Purchase Agreement and in connection with the transactions contemplated by the Purchase Agreement. As of the date hereof, the Shares are the only shares of the Company's Common Stock held by the Selling Stockholder.

                              PLAN OF DISTRIBUTION

  The Company will not receive any proceeds from the sale of the Shares offered hereby. The Selling Stockholder has advised the Company that the Shares may be sold by the Selling Stockholder in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in sales occurring in the public market off such Exchange, in separately negotiated transactions, or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; that some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholder or to dealers for resale by such dealers; and that in connection with such sales such brokers and dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). The Selling Stockholder has appointed Morgan Stanley & Co. Incorporated to sell the Shares on its behalf. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer.

  Pursuant to a registration agreement entered into upon the sale of the Shares under the Purchase Agreement, the Company agreed to file the Registration Statement of which this Prospectus is a part and to use its reasonable best efforts to effect the registration of the Shares under the Securities Act no later than October 15, 1995, and to keep the Registration Statement of which this Prospectus is a part effective until the earlier of (i) the date on which all of the Shares are sold and (ii) August 31, 1998. The Company has agreed to indemnify the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act. The Company has agreed to pay the cost of the registration of the Shares and the preparation of this Prospectus and the Registration Statement. The expenses so payable by the Company are estimated to be approximately $45,342.31. The Purchase Agreement contains certain provisions requiring the Company to make payments to the Selling Stockholder in the amount of (a) the amount if any by which the net proceeds of sales of the Shares is less than approximately $26.7 million plus (b) the greater of (i) 18% per annum on the amount of unsold Shares from the closing date under the Purchase Agreement or (ii) $1 million.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Shares will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois.

                                    EXPERTS

  The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto dated June 27, 1995, also incorporated by reference in reliance upon the authority of such firm as experts in giving said report. Reference is made to said report on the consolidated financial statements, which includes an explanatory paragraph with respect to the change in the method in accounting for postretirement employee benefits other than pensions in fiscal 1994 as discussed in Note 8 to the consolidated financial statements.

  The audited consolidated financial statements of Tudor incorporated by reference in this Prospectus have been audited by Arthur Andersen, independent auditors, as indicated in their report with respect thereto dated March 23, 1994 (except with respect to the matter discussed in Note 21 and Note 22-J, as to which the date is October 30, 1994), and is also incorporated by reference.

  The consolidated statements of CEAC incorporated by reference in this Prospectus for the three years ended December 31, 1994, 1993 and 1992 have been audited by Ernst & Young Audit, independent accountants, as indicated in their report with respect thereto dated March 31, 1995 and are incorporated by reference.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

Available Information.......................................................   2
Incorporation of Certain Documents by Reference.............................   2
The Company.................................................................   3
Selling Stockholder.........................................................   4
Plan of Distribution........................................................   4
Legal Matters...............................................................   5
Experts.....................................................................   5

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 593,210 SHARES

                               EXIDE CORPORATION

                                  COMMON STOCK
                                ($.01 PAR VALUE)

                               ----------------

                                   PROSPECTUS

                               ----------------

                                           , 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the registrant:

      SEC Registration Fee.......................................... $10,342.31
      Filing and Listing Fees.......................................   2,000.00
      Printing and Engraving Expenses...............................  15,000.00
      Accounting Fees and Expenses..................................   2,000.00
      Legal Fees and Expenses.......................................  15,000.00
      Miscellaneous Fees and Expenses...............................   1,000.00
                                                                     ----------
          Total..................................................... $45,342.31
                                                                     ==========

ITEM 16. EXHIBITS.

  See Exhibit Index.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING OF FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF READING, STATE OF PENNSYLVANIA, ON AUGUST 31, 1995.

                                          EXIDE CORPORATION

                                                 /s/ Alan E. Gauthier
                                          By: _________________________________
                                                     Alan E. Gauthier
                                            Executive Vice President and Chief
                                                     Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON BELOW WHOSE SIGNATURE IS PRECEDED BY AN ASTERISK (*) HEREBY CONSTITUTES AND APPOINTS CATHERINE B. HNATIN AND ALAN E. GAUTHIER, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

               SIGNATURE                            TITLE                  DATE
               ---------                            -----                  ----


       /s/ Arthur M. Hawkins            President, Chairman of the      August 31,
By: *__________________________________   Board and Director               1995
           Arthur M. Hawkins              (Principal Executive
                                          Officer)

       /s/ Alan E. Gauthier             Executive Vice President,       August 31,
By: *__________________________________   Chief Financial Officer          1995
           Alan E. Gauthier               and Director (Principal
                                          Financial and Accounting
                                          Officer)

      /s/ Douglas N. Pearson            Executive Vice President,       August 31,
By: *__________________________________   President--North American        1995
          Douglas N. Pearson              Operations and Director

       /s/ William J. Rankin            Executive Vice President and    August 31,
By: *__________________________________   Director                         1995
           William J. Rankin

          /s/ Earl Dolive               Director                        August 31,
By: *__________________________________                                    1995
              Earl Dolive

       /s/ Timothy O. Fisher            Director                        August 31,
By: *__________________________________                                    1995
           Timothy O. Fisher

       /s/ Lawrence M. Wagner           Director                        August 31,
By: *__________________________________                                    1995
           Lawrence M. Wagner


                               EXIDE CORPORATION

                                 EXHIBIT INDEX

 XHIBITE
 NUMBER                                      DESCRIPTION
- -------                                      -----------
  3.1**   Restated Certificate of Incorporation of the Company, incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-
          68016), as amended (the "1993 Registration Statement").
  3.2**   Restated Bylaws of the Company, incorporated by reference from Exhibit 3.2 to the
          1993 Registration Statement.
  5*      Opinion of Kirkland & Ellis.
 23.1*    Consent of Kirkland & Ellis (included in Exhibit 5).
 23.2     Consent of Arthur Andersen LLP.
 23.3     Consent of Arthur Andersen.
 23.4     Consent of Ernst & Young Audit.
 24       Power of Attorney (included on page II-   of this Registration Statement).

- --------
*To be filed by amendment.
**Incorporated by reference.